News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

P&G ANNOUNCES NEW PRODUCT INNOVATIONS AT CAGNY CONFERENCE Discusses Business Outlook for Fiscal 2010 and Beyond

CINCINNATI, Feb. 18, 2010 – Executives from the Procter & Gamble Company (NYSE:PG) spoke to a large audience of institutional investors and industry analysts at the Consumer Analyst Group of New York (CAGNY) annual conference earlier today.

Bob McDonald, P&G’s chairman of the board, president and chief executive officer, discussed the Company’s growth strategy of “touching and improving more consumers’ lives in more parts of the world more completely.”   McDonald added that “the thread that runs through every element of this strategy is innovation.  We have the strongest innovation program that I can remember in my 30-year career at P&G, and we are investing behind it to drive growth across our business.”  He went on to discuss several notable innovations which are scheduled to launch over the next few months, including:

•	Pampers Swaddlers and Cruisers diapers with DryMax technology – which begin shipping to North American consumers in mid-March.
•	Ariel Actilift and Dash Actilift laundry detergents – which are shipping now to Western European consumers.
•	The reformulation of the Pantene hair care brand – which will first be available to North American consumers in June.
•	Gillette Fusion Pro-Glide razor system – which will also begin shipping in June.

McDonald encouraged investors to visit the Company’s new innovation web site at PGinnovation.com to learn more about these and many other new product innovations.

P&G also provided an update of its business outlook for fiscal year 2010 and beyond.  The company confirmed its fiscal year 2010 all-in GAAP EPS guidance range of $4.02 to $4.12 and its Core EPS range of $3.53 to $3.63.  Core EPS is EPS from continuing operations adjusted for certain unusual items (See Exhibit 1).  When addressing the outlook for fiscal year 2011, P&G said that it is too early in the planning stages to provide detailed guidance, but the company expects to deliver continued strong top-line growth and a sequential improvement in bottom-line growth compared to fiscal 2010.

When discussing the Company’s longer-term growth outlook, Jon Moeller, P&G’s chief financial officer, said “Our fundamental and overriding objective has been – and will be – the creation of value for shareholders at leadership levels on a consistent basis.  In order to continue achieving this, we have to grow market value share, earnings per share and generate strong cash flow.”  Moeller stressed management’s confidence in delivering profitable market share growth based on the strength of P&G’s innovation pipeline and increased focus on execution.  Regarding longer-term earnings per share objectives, Moeller said “As we evaluate our historical performance and the current outlook for our industry, we believe that leadership levels of shareholder value creation will require earnings per share growth in the range of high-single to low-double-digits.”  Moeller noted that this range assumes a normalized environment for commodity costs and foreign currency exchange rates.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release or presentation, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release or presentation, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully manage ongoing acquisition and divestiture activities to achieve the cost and growth synergies in accordance with the stated goals of these transactions without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes designed to support our growth strategies, while successfully identifying, developing and retaining key employees; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including product liability, patent, intellectual property, competition law matters, and tax policy), and to resolve pending matters within current estimates; (7) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company's outsourcing projects; (8) the ability to successfully manage currency (including currency issues in certain countries, such as Venezuela, China and India), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (9) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (10) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (11) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (12) the ability to successfully manage increases in the prices of raw materials used to make the Company's products; (13) the ability to stay close to consumers in an era of increased media fragmentation; (14) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (15) the ability to rely on and maintain key information technology systems.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
Four billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 135,000 employees working in about 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

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P&G Media Contacts:
Paul Fox, 513.983.3465
Jennifer Chelune, 513.983.2570

P&G Investor Relations Contacts:
Mark Erceg, 513.983.2414
John Chevalier, 513.983.9974

The Procter & Gamble Company

Exhibit 1: Non-GAAP Measures

In accordance with the SEC’s Regulation G, the following provides definitions of the non-GAAP measures used in this news release and the reconciliation to the most closely related GAAP measure.

Core EPS:  This is a measure of the Company’s diluted net earnings per share from continuing operations excluding a charge for pending European legal matters and incremental restructuring charges incurred to offset the dilutive impact of the Folgers divestiture.  We do not view these items to be part of our sustainable results.  We believe the core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  The table below provides a reconciliation of reported diluted net earnings per share from continuing operations to core earnings per share:

	FY 2009	FY 2010
Diluted Net Earnings Per Share	$4.26	$4.02 to $4.12
Folgers Results of Operations and Gain on the Sale	$(0.68)	-
Gain on the Sale of Pharmaceuticals	-	$(0.47)
Gain on the Sale of Actonel in Japan	-	$(0.04)
Pharmaceuticals Results of Operations	$(0.19)	$(0.07)
Diluted Net Earnings Per Share - Continuing Operations	$3.39	$3.44 to $3.54
Incremental Folgers-related Restructuring Charges	$0.09	-
Charge for Pending European Legal Matters	-	$0.09
Rounding Impacts	$(0.01)	-
Core EPS	$3.47	$3.53 to $3.63
Core EPS Growth		2% to 5%